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                                                                      EXHIBIT 10

                                AMENDMENT NO. 1

                      ALEXANDER'S, INC. OMNIBUS STOCK PLAN

     Alexander's Inc. Omnibus Share Plan (the "Plan") is hereby amended, pursuant to Section 15 of the Plan, as set forth below:

     1. Section 6 of the Plan is hereby amended by adding the following sentence to the end of the second paragraph thereof:

     "Such reload stock option grants shall not be treated as Shares granted under the Plan in determining the aggregate number of Shares available for the grant of awards pursuant to the first sentence of Section 2."

     2. Section 12 of the Plan is hereby amended to read in its entirety as follows:

     "Except as may otherwise be determined by the Committee with respect to the transferability of stock options by a Participant to such Participant's immediate family members (or trusts, partnerships, or limited liability companies established for such immediate family members), no award under the Plan shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. For this purpose, immediate family member means, except as otherwise defined by the Committee, the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws and persons related by reason of legal adoption. Such transferees may transfer a stock option only by will or the laws of descent or distribution. A stock option transferred pursuant to this Section 12 shall remain subject to the provisions of the Plan, and shall be subject to such other other rules as the Committee shall determine. Upon transfer of a stock option, any related stock appreciation right shall be cancelled. Except in the case of a holder's incapacity, an award shall be exercisable only by the holder thereof."

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